        As filed with the Securities and Exchange Commission on January 29, 2002
                                                    Registration No. 333-
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act Of 1933

                            ------------------------

                                   CORIO, INC.
             (Exact name of registrant as specified in its charter)

                            ------------------------

          Delaware                                    77-0492528
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)

                           959 Skyway Road, Suite 100
                          San Carlos, California 94070
                    (Address of principal executive offices)

                            ------------------------

                                 1998 Stock Plan
                        Employee Stock Purchase Plan 2000
                            (full title of the plans)

                            ------------------------
                                  George Kadifa
                 Chairman, President and Chief Executive Officer
                                   Corio, Inc.
                           959 Skyway Road, Suite 100
                              San Carlos, CA 94070
                                 (650) 232-3000
            (Name, address and telephone number of agent for service)

                            ------------------------

                                   Copies to:
                               Howard Zeprun, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300

                            ------------------------

====================================================================================================================================
                                                     CALCULATION OF REGISTRATION FEE
====================================================================================================================================
           Title of Securities            Amount to be           Proposed Maximum          Proposed Maximum            Amount of
           to be Registered               Registered        Offering Price Per Share     Aggregate Offering Price  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
  1998 Stock Plan Common Stock,
  $0.001 par value (1)................   8,520,250 shares           $ 1.43                 $ 12,183,957.50           $ 1,120.92
  ----------------------------------------------------------------------------------------------------------------------------------
  Employee Stock Purchase Plan
  Common Stock, $0.001 par value (2)..   2,608,841 shares           $ 1.2155               $  3,171,046.24           $   291.74
------------------------------------------------------------------------------------------------------------------------------------
                                Total   11,129,091 shares                                  $ 15,355,003.74           $ 1,412.66
------------------------------------------------------------------------------------------------------------------------------------

(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 8,520,250 shares of Common Stock authorized for issuance pursuant to the 1998 Stock Plan solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices for the Common Stock of Corio, Inc. as reported on the Nasdaq National Market on January 24, 2002, which was $1.43, because the price at which the options to be granted in the future may be exercised is not currently determinable.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 24, 2002, which average was $1.43, because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

================================================================================

                                   CORIO, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents and information previously filed with the Securities and Exchange Commission by Corio, Inc. (the "Company") are hereby incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2001, June 30, 2001 and September 30, 2001 filed pursuant to
Section 13 of the Exchange Act.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain conditions for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of the Company's Bylaws provides for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by

Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification. Item 7. Exemption From Registration Claimed Not applicable.

Item 8.  Exhibits

         Exhibit                             Description
         Number
       ---------      ----------------------------------------------------------

         4.1*         1998 Stock Plan, as amended.
         4.2*         Employee Stock Purchase Plan 2000.
         5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                      Corporation as to legality of securities being registered.
        23.1          Consent of KPMG LLP, Independent Auditors.
        23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional
                      Corporation (contained in Exhibit 5.1).
        24.1          Power of Attorney (contained on signature page hereto).

     * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-35402), as amended, declared effective by the Securities and Exchange Commission on July 26, 2000.

Item 9.   Undertakings

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Corio, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on January 28, 2002.

                             CORIO, INC.

                             By: /s/ GEORGE KADIFA
                                 ------------------------------------------
                                 George Kadifa
                                 Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Kadifa and John Whittle, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitution or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed as of January 28, 2002 by the following persons in the capacities indicated.

                             CORIO, INC.

                             By: /s/ GEORGE KADIFA
                                 -----------------------------------------------
                                 George Kadifa
                                 Chairman, President and Chief Executive Officer

                 Signature                                            Title                             Date
------------------------------------------------------------------------------------------------------------------
                                                         Chairman, President and Chief
/s/ GEORGE KADIFA                                       Executive Officer and Director            January 28, 2002
--------------------------------------------            (Principal Executive Officer)
George Kadifa
                                                         Senior Vice-President and Chief
/s/ BARBARA J. POSCH                                  Financial Officer (Principal Financial      January 28, 2002
--------------------------------------------                and Accounting Officer)
Barbara J. Posch

/s/ JAMES BARRETT
--------------------------------------------                   Director                           January 28, 2002
James Barrett

/s/ ANEEL BHUSRI
--------------------------------------------                   Director                           January 28, 2002
Aneel Bhusri

/s/ GLENN W. MARSCHELL, JR.
--------------------------------------------                   Director                           January 28, 2002
Glenn W. Marschell, Jr.

/s/ TED E. SCHLEIN
--------------------------------------------                   Director                           January 28, 2002
Ted E. Schlein

/s/ ROGER SIBONI
--------------------------------------------                   Director                           January 28, 2002
Roger Siboni

/s/ GEORGE J. STILL, JR.
--------------------------------------------                   Director                           January 28, 2002
George J. Still, Jr.

/s/ ERNEST M. VON SIMSON
--------------------------------------------                   Director                           January 28, 2002
Ernest M. von Simson

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    EXHIBITS

--------------------------------------------------------------------------------
                       Registration Statement on Form S-8

                                   CORIO, INC.

                                January 29, 2002


                                INDEX TO EXHIBITS

     Exhibit
     Number               Description
---------------------------------------------------------------------------------------

      4.1*     1998 Stock Plan, as amended.
      4.2*     Employee Stock Purchase Plan 2000.
      5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as
               to legality of securities being registered.
     23.1      Consent of KPMG LLP, Independent Auditors.
     23.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
               (contained in Exhibit 5.1).
     24.1      Power of Attorney  (contained on signature page hereto).

 * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-35402), as amended, declared effective by the Securities and Exchange Commission on July 26, 2000.